UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: January 8, 2009):  January 8, 2009

NEW YORK & COMPANY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-32315	33-1031445
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 West 33rd Street
5th Floor
New York, New York 10001
(Address of principal executive offices, including  Zip Code)

(212) 884-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

On January 8, 2009, New York & Company, Inc. (the “Company”) announced the launch of a multi-year strategic restructuring and cost reduction program.

The key components of the restructuring and cost reduction program include:

•	Strategic staff downsizing resulting in a permanent reduction of 12% of the Company’s field management and approximately a 10% reduction of corporate office professionals;
•	The optimization of the Company’s store portfolio, including the closure of 40 to 50 underperforming stores over a five year period;
•	A broad based cost reduction effort across all aspects of its business; and
•	Significant reductions in capital expenditure plans as compared to fiscal year 2008.

Restructuring and Cost Reduction Program Details

Strategic Staff Downsizing

The strategic staff reductions involve a streamlining of the Company’s field management organization which will result in a permanent net reduction of approximately 260 management level positions.  In addition, the Company has eliminated approximately 50 corporate office positions, consisting of salaried managers and support professionals.  The Company expects to incur a pre-tax charge of approximately $3 million during the fourth quarter of fiscal year 2008 in connection with these reductions.  These reductions are expected to result in pre-tax savings of approximately $12 million per year beginning in fiscal year 2009.

Optimization of Store Portfolio

The store optimization component of the restructuring involves the closure of approximately 40 to 50 underperforming stores and the related non-cash impairment of store assets in underperforming or closing stores.  The Company conducted a review of the performance of each of its stores in order to identify stores that do not demonstrate the potential to deliver an acceptable long-term return on investment.  The Company plans to close stores that do not meet this return on investment criteria in a staged approach over the next five years upon the termination of the respective leases or upon the exercise of kickout provisions, and as a result, the Company does not presently anticipate that it will incur significant lease exit costs associated with these decisions.  The Company expects to record a non-cash charge of approximately $22 million related to asset impairments for underperforming stores in the fourth quarter of fiscal year 2008.  In fiscal year 2008 these stores are estimated to achieve $60 to $70 million in sales and are expected to generate negative four-wall profit contribution.  The Company currently expects to close 10 to 15 of these underperforming stores in fiscal year 2009, with the remainder of the planned store closures occurring over fiscal years 2010 to 2013.  The Company currently estimates that these efforts will result in annualized pre-tax savings of $4 to $6 million beginning in fiscal year 2009.

Broad Based Cost Reductions

The Company has initiated a corporate-wide program to identify and implement strategic and structural cost improvements across all aspects of the Company’s business including store operations, sourcing, real estate, marketing, and general home office operations.  These efforts include the optimization of external resources, reduction of discretionary spending, consolidation of certain purchasing activities to leverage scale, and the renegotiation of existing agreements to achieve cost reductions.  The Company currently estimates that these efforts will result in annualized pre-tax savings of approximately $14 to $17 million per year beginning in fiscal year 2009.

Capital Expenditures

The Company plans to limit new store openings over the next year and as a result, expects capital expenditures to approximate $15 million in fiscal year 2009, which is down by $35 million from its expected fiscal year 2008 capital expenditures.

Summary

In total, the strategic restructuring and cost reduction program is anticipated to result in pre-tax restructuring charges of approximately $25 million during the fourth quarter of fiscal year 2008, which includes approximately $22 million in non-cash charges associated with the impairment of store assets and $3 million in cash charges related primarily to severance and various other costs necessary to implement the restructuring and cost reduction program.  The Company expects to achieve pre-tax savings of approximately $175 million over the next five years, of which approximately $30 million is expected to be realized in fiscal year 2009.

Forward Looking Statements: This Current Report on Form 8-K contains certain forward looking statements.  Some of these statements can be identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “could,” “may,” “plan,” “project,” “predict”, and similar expressions and include references to assumptions that we believe are reasonable and relate to our future prospects, developments and business strategies.  Such statements are subject to various risks and uncertainties that could cause actual results to differ materially.  These include, but are not limited to: (i) the impact of general economic conditions and their effect on consumer confidence and spending patterns, which have recently deteriorated significantly and may continue to do so for the foreseeable future; (ii) our ability to successfully integrate our restructuring and cost reduction program; (iii) the deteriorating economic conditions could negatively impact the Company’s merchandise vendors and their ability to deliver products; (iv) our ability to open and operate stores successfully; (v) seasonal fluctuations in our business; (vi) our ability to anticipate and respond to fashion trends; (vii) general economic conditions, consumer confidence and spending patterns; (viii) our dependence on mall traffic for our sales; (ix) competition in our market, including promotional and pricing competition; (x) our ability to retain, recruit and train key personnel; (xi) our reliance on third parties to manage some aspects of our business; (xii) our reliance on foreign sources of production; (xiii) our ability to protect our trademarks and other intellectual property rights; (xiv) our ability to maintain, and our reliance on, our information technology infrastructure; (xv) the effects of government regulation; (xvi) the control of the company by our sponsors and any potential change of ownership of those sponsors; and (xvii) other risks and uncertainties as described in our documents filed with the SEC, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to revise the forward looking statements included in this Current Report on Form 8-K to reflect any future events or circumstances.

Item 2.06 Material Impairments

The information set forth in Item 2.05 is incorporated by reference into this Item 2.06.

Item 7.01 Regulation FD Disclosure

On January 8, 2009, the Company issued a press release announcing, among other things, its comparable store sales results for November and December of 2008 and an update to its fourth quarter and full fiscal year 2008 earnings guidance.  The press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibit

Exhibit No.	Description
99.1	Press release issued on January 8, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW YORK & COMPANY, INC.

/s/ Sheamus G. Toal
Date: January 8, 2009	Name:	Sheamus G. Toal
	Title:	Executive Vice President and
Chief Financial Officer